Exhibit 99.2

POWER OF ATTORNEY

Each of the undersigned hereby appoints Neil Weiner his true and lawful attorney-in fact and agent to execute and file with the Securities and Exchange Commission any Schedule 13D, Schedule 13G, any settlement agreement, any amendments to any of the foregoing and any related documentation which may be required to be filed in his individual capacity as a result of the undersigned’s direct or indirect beneficial ownership of, or participation in a group with respect to, securities of iPass Inc., and granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.  The authority of Neil Weiner under this Power of Attorney shall continue with respect to the undersigned until the undersigned is no longer required to file Schedule 13Ds or Schedule 13Gs unless revoked earlier in writing.

Date: April 7, 2009

/s/ Randall C. Bassett
Randall C. Bassett

/s/ Kenneth H. Traub
Kenneth H. Traub